UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 1, 2003

PRANDIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-14051	33-0197361
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2701 Alton Parkway
Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-8500

Not applicable

(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On May 14, 2003, the Registrant entered into a non-binding Letter of Intent with Triyar Companies, LLC, The 180º Group LLC, Prandium Acquisition Company, LLC and Goense Bounds & Partners (collectively, the “Investors”) that contemplated a proposed transaction pursuant to which the Investors would acquire the Registrant in exchange for $6.4 million in cash to be paid at closing, plus contingent consideration relating to potential future transactions involving certain of the Registrant’s assets, as more particularly described in the Letter of Intent (which is incorporated by reference herein to Exhibit 10.1 of the Registrant’s Form 8-K filed with the SEC on May 16, 2003).

Pursuant to the terms of the Letter of Intent, if the parties did not execute a definitive agreement on or prior to July 31, 2003, the Letter of Intent would automatically terminate without any further action by any party. No definitive agreement had been executed by such date and, therefore, the Letter of Intent automatically terminated. The Registrant is continuing to explore its strategic alternatives.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the SEC on May 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRANDIUM, INC.

August 1, 2003	/s/ ROBERT T. TREBING, JR.
Robert T. Trebing, Jr. Executive Vice President and Chief Financial Officer